                                                                 [BGR III Lease]


                      SECOND AMENDMENT TO TRIPLE NET LEASE

          THIS SECOND AMENDMENT TO TRIPLE NET LEASE (this "Second Amendment") is entered as of the 31st day of January, 1997, by and between BGR ASSOCIATES III, A CALIFORNIA LIMITED PARTNERSHIP ("Lessor"), and CHIRON CORPORATION, a Delaware corporation ("Lessee").

          THIS SECOND AMENDMENT IS ENTERED on the basis of the following facts, intentions and understanding of the parties:

     A. Lessor (together with Marin County Exchange Corporation) and Cetus Corporation (predecessor to Lessee), entered a Triple Net Lease (the "Original Lease") dated January 20, 1989. The term of the Original Lease (the "Term") commenced on January 20, 1989 and extends to October 31, 2018.

     B. Lessor has acquired all the interest under the Original Lease of Marin County Exchange Corporation. Lessee has acquired, by merger with Cetus Corporation, all the interest under the Original Lease of Cetus Corporation.

     C. Lessor and Lessee entered a First Amendment to Triple Net Lease (the "First Amendment") dated as of September 10, 1996. The Original Lease as amended by the First Amendment is hereinafter referred to as the "Lease." Terms which are capitalized in this Second Amendment and not defined herein shall have the meanings stated in the Lease.

     D. The real property subject to the Original Lease (I.E., the "Premises") was Lessor's interest in the property commonly known as the "Big O Property" in Emeryville, California. The Premises included the buildings known as: (i) 1401 Stanford Avenue ("Building U"); (ii) 1401 Stanford Avenue ("Building F");
(iii) 1403 Stanford Avenue ("Building CMF"); (iv) 5325 Horton Street
("Building L," which also is frequently referred to as "Building S"); (v) 5309 Horton Street ("Building J"); and (vi) 5317-21 Horton Street ("Building K"). Building U has been demolished in accordance with the terms of the Original Lease.

     E. Pursuant to Paragraph 17.0 of the Original Lease, Lessor granted to Lessee (i) the option to purchase the entire Premises during the 10th, 13th, 16th, 20th and 25th Lease Years and (ii) the option to purchase at any time prior to the 26th Lease Year any of the portions of the Premises (including the real property improvements) commonly known as Building J, K, L, and F, all in accordance with the terms of Paragraph 17.0 of the Original Lease.


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     F.   Lessor and Lessee desire to provide that Lessee will purchase the buildings (and related real property) known as (i) Building U (I.E., the real property remaining after demolition of Building U), (ii) Building F,
(iii) Building CMF, (iv) Building L, (v) Building J, and (vi) Building K (collectively, the "Sale Property") at any time after the date of this Second Amendment and prior to February 1, 1997. The Sale Property consists of all of the Premises other than the Portion of Premises Previously Transferred (as defined below).

     G. Lessor and Lessee also desire to state the terms upon which Lessor will transfer the Sale Property to Lessee.

     H. Lessor previously conveyed a portion of the Premises to Lessee in connection with a lot line adjustment undertaken by Lessor and Lessee. The lot line adjustment is more particularly described in the First Amendment. The portion of the Premises previously conveyed by Lessor to Lessee (the "Portion of Premises Previously Transferred") is the most northerly portion of the Premises on the boundary between (i) the property owned by Lessee (previously owned by Lessor) which is sometimes referred to as the "BGR III Rail Parcel" (APN49-1041-
60) and (ii) the northern portion of the Premises (APN49-1041-48).

     I. Pursuant to the transfer of the Portion of Premises Previously Transferred, Lessee paid Seventy Thousand One Hundred Sixty Dollars ($70,160.00) (the "Prior Payment") to Lessee. Lessor and Lessee desire to provide that the amount of the Prior Payment will be credited against the Purchase Price (as hereinafter defined) for the Sale Property.

     J. Upon the closing (the "Closing"), (i) Lessor will convey the Sale Property to Lessee, and (ii) the Original Lease (as amended by the First Amendment and this Second Amendment) (the "Amended Lease") will terminate.

     K. Lessor and Lessee also desire to provide that Lessee will have the right to purchase the Sale Property pursuant to Paragraph 17.0 of the Original Lease if, for any reason, Lessee does not purchase the Sale Property pursuant to this Second Amendment.


                                       2.

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     NOW, THEREFORE, in consideration of the mutual covenants and promise of the parties, the parties agree as follows:

          1. LESSEE'S OBLIGATIONS TO PURCHASE. Lessee shall purchase the Sale Property in accordance with the terms of this Second Amendment.

          2. PURCHASE PRICE. The purchase price (the "Purchase Price") for the Sale Property pursuant to this Second Amendment shall be Twenty-Nine Million Eight Hundred Sixteen Thousand Six Hundred Fifty-Four Dollars ($29,816,654.00).

          3.   PAYMENT OF PURCHASE PRICE.

               a. PAYMENT IN CASH. The Purchase Price shall be paid all in cash at the closing for Lessee's purchase of the Sale Property (I.E., the Closing).

               b. CREDITS. Lessee shall receive a credit against the Purchase Price in the amount of the sum of the following: (i) the amount of the Prior Payment (I.E., Seventy Thousand One Hundred Sixty Dollars ($70,160.00)) and (ii) the outstanding principal balance, as of the Closing, of the assessments described as exceptions 5, 6 and 7 in the First Amended Preliminary Report (described below).

          4.   CLOSING.

               a. DATE. The Closing shall occur upon the date established by Lessee; provided, however, that the Closing shall not occur later than January 31, 1997.

               b. LOCATION. The Closing shall occur at the Oakland office (One Kaiser Plaza, Suite 1450) of Chicago Title Company of Alameda County ("Title Company").

          5.   TITLE TO SALE PROPERTY.

               a. TITLE POLICY. Title to the Sale Property shall be conveyed by Lessor to Lessee by grant deed in accordance with the terms of Paragraph 17.4 of the Original Lease and subject only to exceptions 1-7 (each modified to show all taxes and assessments as current), 8, 9, 14, 15 and 16 (collectively, the "Permitted Exceptions") stated in the First Amended Preliminary Report dated December 6, 1996 and issued by Title Company. A condition of Lessee's obligation to purchase the Sale Property shall be the willingness of the Title Company to issue to Lessee an ALTA Extended Form Owner's Policy of Title Insurance (1992) (the "Title Policy") which: (i) insures title to the Sale Property in Lessee subject only to the Permitted Exceptions and


                                       3.

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(ii) contains such endorsements as are reasonably requested by Lessee.

               b. PREPAYMENT PENALTIES AND FEES. Lessor hereby acknowledges that Lessee shall not have any obligation for any prepayment penalties or fees related to any obligations secured by the Sale Property or any unamortized costs of any points, prepaid interest or other charges or expenses incurred by Lessor in creating such obligations.

          6. CLOSING COSTS. The closing costs incurred in connection with Lessee's purchase of the Sale Property pursuant to this Second Amendment shall be allocated between Lessor and Lessee as follows:

               a. LESSOR'S COSTS. Lessor shall pay (i) all documentary transfer taxes and all City of Emeryville transfer taxes, (ii) all sales taxes, and (iii) fifty percent of the recording fees, escrow fees and other costs and charges of the Escrow (as hereinafter defined); and

               b. LESSEE'S COSTS. Lessee shall pay (i) the premiums for the Title Policy, and (ii) fifty percent (50%) of the recording fees, escrow fees and other costs and charges of the Escrow.

          7. CLOSING. Prior to or on the Closing, the parties shall deposit the following into the escrow (the "Escrow") to be established at Title Company:

               a.   DEPOSITS BY LESSOR.  Lessor shall deposit:

                    (i) GRANT DEED. A duly executed and acknowledged grant deed for the Sale Property;

                    (ii) NON-FOREIGN PERSON CERTIFICATE. A Non-Foreign Person Certificate under Section 1445 of the Internal Revenue Code (the "Code") stating that Lessor is not a "foreign person" for purposes of Section 1445;

                    (iii) WITHHOLDING CERTIFICATE. Any Real Estate Withholding Exemption Certificate (Form 590-RE), or comparable document, required by the State of California;

                    (iv) ADDITIONAL DOCUMENTS, ETC. Such additional documents, funds, agreements and instruction as are required to close the transfer contemplated by this Second Amendment in accordance with the terms of this Second Amendment (and, to the extent applicable, the Amended Lease).


                                       4.

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               b.   DEPOSITS BY LESSEE.  Lessee shall deposit:

                    (i) BALANCE OF PURCHASE PRICE. The balance of the Purchase Price (I.E, the Purchase Price, reduced by the credits under Section 3.b of this Second Amendment);

                    (ii) ADDITIONAL FUNDS. Such additional funds as may be necessary to pay Lessee's share of closing costs and prorations, if any; and

                    (iii) ADDITIONAL DOCUMENTS, ETC.   Such additional
documents, funds, agreements and instructions as are required to close the transfer contemplated by this Second Amendment in accordance with the terms of this Second Amendment (and, to the extent applicable, the Amended Lease).

          8.   TERMINATION OF AMENDED LEASE.

               a. PRORATIONS. The Amended Lease shall terminate as of the Closing. Amounts paid by Lessee under the Amended Lease which are attributable to the period after the Closing (E.G., any security deposit and prepaid rent under the Amended Lease) shall be credited to the Purchase Price.

               b. PRORATIONS AND CLOSING COSTS. The following items shall be paid, prorated and adjusted in the manner hereinafter set forth:

                    (i) REAL PROPERTY TAXES. Real property taxes and general and special assessments which are not the obligation of Lessee as the tenant of the Sale Property under the Amended Lease shall be prorated as of the Closing;

                    (ii) OPERATING EXPENSES. The operating expenses of the Sale Property (E.G., insurance premiums and landscaping costs) which are not the obligation of Lessee as the tenant of the Sale Property under the Amended Lease shall be prorated as of the Closing; and

                    (iii) SECURITY DEPOSITS. Any unapplied security deposits and prepaid rents under the Amended Lease shall be credited to Lessee.

               c. POST-CLOSING ADJUSTMENT. If, under the Amended Lease, either Lessor or Lessee collects an amount after the Closing which is properly allocable in whole or in part to the period of time prior to the Closing, the amount shall be promptly apportioned between Lessor and Lessee in accordance with the proration provisions stated in Section 8.b. Any error in the calculation of the adjustments and Closing shall be corrected or adjusted as soon as practical after the Closing. The provisions


                                       5.

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hereof shall survive the Closing for a period of one (1) year thereafter.

               d. SURVIVAL. Any obligations of Lessor or Lessee under the Amended Lease which accrue prior to the Closing and which, pursuant to the Amended Lease, are to survive, shall survive the Closing.

          9.   INDEMNITY FOR BROKERAGE COMMISSIONS.

               a. REPRESENTATIONS. Lessor and Lessee each represent and warrant for the benefit of the other that (i) it has not employed a broker or finder in connection with this Second Amendment or the transactions contemplated by this Second Amendment and (ii) no broker can properly claim a right to any commission or finder's fee based upon contacts between the claimant and the representing party with respect to the other party or the Sale Property.

               b. INDEMNITY. Lessor and Lessee each shall indemnify, defend by counsel acceptable to the other, and hold the other harmless, against any loss, cost or expense, including attorneys' fees and court costs, resulting from any claim for a commission or finder's fees from any party claiming through any alleged agreement with the indemnifying party.

          10. CONTINUATION OF OPTION. Lessee's right to purchase the Sale Property pursuant to Paragraph 17.0 of the Original Lease (and Lessee's right of first refusal under Paragraph 18.0 of the Original Lease) shall not terminate as a result of Lessee not purchasing the Sale Property pursuant to this Second Amendment.

          11. ASSIGNMENT. Lessee shall have the right to assign its rights to purchase the Sale Property pursuant to this Second Amendment to one or more entities designated by Lessee.

          12.  ASSIGNMENT OF CLAIMS.

               a. ASSIGNMENT. At the Closing, Lessor shall execute an assignment of claims ("Assignment") pursuant to which Lessor shall assign to Lessee all claims Lessor may have under common law, contract, statute, regulation or any other legal theory against any person or entity not a party to this Second Amendment or the Amended Lease, relating to the condition of soils, subsurface soils, surface or ground waters or air at, in, on, under and above the Sale Property ("Lessor Claims").

               b. POSSIBLE REASSIGNMENT. If, after the Closing, (i) Lessor incurs reasonable costs in responding to environmental conditions at the Sale Property, and (ii) a person


                                       6.

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or entity not a party to this Second Amendment or the Lease serves Lessor with a complaint relating to environmental conditions at the Sale Property, then Lessee shall reassign Lessor Claims to Lessor for the sole and limited purpose of allowing Lessor to recover its reasonable response costs. For all other purposes, Lessee shall be deemed to have retained the Lessor Claims.

               c.   NO ALTERATION OF RIGHTS AND OBLIGATIONS.  Nothing in this
Section 12 shall alter the rights and obligations under the Toxic and Hazardous Materials Indemnity Agreement dated as of November __, 1988 of Lessee (as successor to Cetus Corporation and Buyer (as defined in the Toxic and Hazardous Materials Indemnity Agreement).

          13.  TAX DEFERRED EXCHANGES.

               a. COOPERATION OF LESSEE. Lessee shall cooperate with Lessor in effecting Lessor's transfer of the Sale Property from Lessor to Lessee as an exchange in accordance with Section 1031 of the Code, subject to the following:

                    (i) NO EXPENSE TO LESSEE. The exchange shall be at no expense to Chiron;

                    (ii) NO DELAY. The exchange shall not delay the Closing for transfer of the Sale Property; and

                    (iii) NO ACQUISITION OF TITLE. Lessee shall not be required to acquire title to any proposed exchange property to accommodate Lessor's exchange.

               b. LESSOR INDEMNITY. Lessor shall indemnify, defend and hold Lessee harmless from and against any and all claims, demands, costs and expenses which Lessee may sustain or incur resulting from the consummation of the transfer of the Sale Property as a Section 1031 exchange rather than a sale.

          14. NOTICE. All notices, elections and other communications (collectively, "Notices") authorized, required or desired to be given pursuant to this Second Amendment shall be given in writing and either personally delivered to the party to whom it is given; delivered by an established delivery service by which receipts are given; mailed by registered or certified mail, postage prepaid; or sent by facsimile, telegram or electronic telecopier, addressed as follows:


                                       7.

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          If to Lessor:

               BGR Associates
               1120 Nye Street, Suite 400
               San Rafael, California  94901
               Attention: Mr. Richard K. Robbins
               Telephone: (415) 457-4964
               Facsimile: (415) 459-4605

          With a copy to:

               David H. Kremer, Esq.
               Shartsis, Friese & Ginsburg
               One Maritime Plaza, Suite 1800
               San Francisco, California  94111
               Telephone: (415) 421-6500
               Facsimile: (415) 421-2922

          If to Lessee:
               Chiron Corporation
               4560 Horton Street
               Emeryville, California  94608-2916
               Attention: Jane L. Stratton, Esq.
               Telephone: (510) 923-2906
               Facsimile: (510) 654-5360

          With a copy to:

               A. Bruce Gilmore, Esq.
               Brobeck, Phleger & Harrison LLP
               One Market, Spear Street tower
               San Francisco, California  94105
               Telephone: (415) 442-0900
               Facsimile: (415) 979-2912

          15. COUNTERPARTS. This Second Amendment may be executed in counterparts, each of which shall constitute an original hereof, and all of which taken together shall constitute one and the same agreement.

          16. REMAINDER OF ORIGINAL LEASE. Except as provided in this Second Amendment, the Lease shall remain in full force and effect and unamended.


                                       8.

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          IN WITNESS WHEREOF, the parties hereto have executed this Second
Amendment, on the date(s) set forth below, as of the day and year first above written.

                              BGR ASSOCIATES III, A
                              CALIFORNIA LIMITED PARTNERSHIP


                              By: /s/ Richard K. Robbins
                                 ------------------------------------------
                                 Its: Managing General Partner
                                     --------------------------------------
                              Date:  1/28/97
                                   ----------------------------------------


                              CHIRON CORPORATION, a Delaware
                              corporation


                              By: /s/ Dennis L. Winger
                                 ------------------------------------------
                                 Its: DENNIS L. WINGER, Sr. VP Finance
                                      and Admin.
                                     --------------------------------------
                              Date:  1/30/97
                                   ----------------------------------------


                                       9.